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                                                                     EXHIBIT (5)
                                  LAW OFFICES
                       HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                         BIRMINGHAM, ALABAMA 35203-2618

                            FACSIMILE (205) 324-1133
                            TELEPHONE (205) 251-1000


                                                     PLEASE REPLY TO: BIRMINGHAM


                               February 22, 1999


The Banc Corporation
17 North 20th Street
Birmingham, Alabama 35203


     RE: REGISTRATION STATEMENT ON FORM S-8 -- THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF THE BANC CORPORATION AND THE COMMERCE BANK OF ALABAMA INCENTIVE STOCK COMPENSATION PLAN
          OUR FILE NO. 05136-007


Gentlemen:

     We have served as counsel for The Banc Corporation, a Delaware Corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,082,396 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the Amended and Restated 1998 Stock Incentive Plan of the Company and the Commerce Bank of Alabama Incentive Stock Compensation Plan (the "Plans") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plans as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

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The Banc Corporation
February 22, 1999
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     1.   The Shares have been duly authorized;

     2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plan, the Shares will be legally issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm in this Registration Statement and to the filing of this Opinion as an Exhibit thereto.


                                        Yours truly,

                                        HASKELL SLAUGHTER & YOUNG, L.L.C.


                                        BY: /s/  Donald T. Locke
                                           ------------------------------
                                                 Donald T. Locke